EXHIBIT 99.1

Surmodics Reports Second Quarter of Fiscal Year 2023 Financial Results;

Updates Fiscal Year 2023 Financial Guidance

April 26, 2023 07:00 a.m. ET

EDEN PRAIRIE, Minn. – Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today reported financial results for its second quarter ended March 31, 2023, and updated its financial guidance for its fiscal year ending September 30, 2023.

Second Quarter Fiscal 2023 Financial Summary

•
Total Revenue of $27.2 million, an increase of 4% year-over-year
•
GAAP Diluted EPS of $(0.55), compared to $(0.29) in the prior-year period
•
Non-GAAP Diluted EPS of $(0.40), compared to $(0.22) in the prior-year period

Second Quarter and Recent Business Highlights

•
On January 19, 2023, Surmodics announced it received a letter from the U.S. Food and Drug Administration (“FDA” or the “Agency”) related to its premarket approval (“PMA”) application for the SurVeil™ drug-coated balloon (“DCB”). In the letter, the FDA indicated that the application was not then approvable, while providing guidance as to a path forward.
•
On March 28, 2023, Surmodics announced it received positive, formal feedback from the FDA related to the company’s proposed approach to submit an amended PMA application for the SurVeil DCB. In its verbal and written feedback, the FDA requested additional clarification related to already completed biocompatibility studies and revisions to the company’s proposed labeling to amend the PMA application to put it into an approvable form.
•
On April 19, 2023, Surmodics announced the first successful patient use of the Sublime™ radial access microcatheter, the industry’s first suite of torqueable peripheral microcatheters, designed for navigating tortuosity and crossing complex lesions and available for both transradial and transfemoral procedures.
•
On April 20, 2023, Surmodics announced enrollment of the first patient in PROWL, the Pounce™ Thrombectomy System Retrospective Registry, to collect real-world efficacy and safety outcomes data for endovascular interventions using the Pounce system for the non-surgical removal of emboli and thrombi in the peripheral arterial vasculature.

“Second quarter total revenue performance was driven by growth in our Medical Device segment, which increased 7% year-over-year, as we drove commercial progress for our innovative thrombectomy and radial access platforms. Specifically, we were pleased to see Medical Device product sales increase 23% year-over-year, with significant contributions from our vascular intervention products – Pounce arterial thrombectomy and Sublime radial access platforms,” said Gary Maharaj, President and CEO of Surmodics, Inc. “Our team has performed exceedingly well in navigating the unexpected challenges along our path to securing premarket approval for our SurVeil DCB since the receipt of the letter from the FDA in January. In response, we engaged proactively with the FDA to obtain additional feedback and implemented measures to reduce our spending, preserve capital and more closely align our capital allocation priorities with our strategic objectives. We are pleased to have obtained formal feedback from the FDA before the end of our second quarter that provided additional clarity on the process and content required, which positions us to submit an amended PMA application during our third quarter.”

Surmodics Second Quarter Fiscal 2023 Results

Mr. Maharaj continued, “We are updating our guidance today to reflect our financial performance in the first half of fiscal 2023, as well as our revised expectations for the remainder of this year. In the second half of fiscal 2023, we remain focused on advancing the initial commercialization of our Sublime radial and Pounce arterial thrombectomy platforms, securing FDA approval for our SurVeil DCB, and driving revenue and cash flow from our Medical Device performance coating offerings and In Vitro Diagnostics business. We remain well-positioned from a liquidity perspective and committed to both prudent expense management and disciplined capital allocation as we pursue long-term revenue growth and value creation.”

Second Quarter Fiscal 2023 Financial Results

	Three Months Ended March 31,		Increase (Decrease)
	2023	2022	$	%
Revenue:
Medical Device	$19,707	$18,453	$1,254	7%
In Vitro Diagnostics	7,491	7,653	(162)	(2)%
Total revenue	$27,198	$26,106	$1,092	4%

Total revenue increased $1.1 million, or 4%, to $27.2 million, compared to $26.1 million in the second quarter of fiscal 2022.

Medical Device revenue increased $1.3 million, or 7%, to $19.7 million, compared to $18.5 million in the second quarter of fiscal 2022, driven by growth in sales of our device products – including significant contributions from our Pounce thrombectomy and Sublime radial access platforms – as well as increased sales of performance coating reagents. Medical Device revenue in the second quarter of fiscal 2023 included $1.3 million from the company’s Development and Distribution Agreement with Abbott Vascular, Inc. (“Abbott”) for the SurVeil DCB, compared to $1.4 million in the prior-year period. In Vitro Diagnostics (“IVD”) revenue decreased $0.2 million, or 2%, to $7.5 million, compared to $7.7 million in the second quarter of fiscal 2022, driven primarily by lower sales of protein stabilization products.

Product gross profit (defined as product sales less product costs) increased $0.8 million, or 9%, to $9.6 million, compared to $8.9 million in the second quarter of fiscal 2022. Product gross margin (defined as product gross profit as a percentage of product sales) was 62.6%, compared to 63.4% in the second quarter of fiscal 2022. Product gross margin in the second quarter of fiscal 2023 was adversely impacted relative to the prior year by certain manufacturing inefficiencies associated with ramp up of production of new products, which was partly offset by the favorable impact of product mix.

Operating costs and expenses, excluding product costs, increased $2.1 million, or 8%, to $28.0 million, compared to $25.9 million in the second quarter of fiscal 2022. The increase was driven primarily by higher selling, general and administrative expenses associated with the expansion of the company’s direct medical device salesforce in fiscal 2022. In addition, the company reported $1.3 million in severance-related restructuring expense in the second quarter of fiscal 2023, as the result of the workforce restructuring implemented during the quarter as part of the company’s spending reduction plan.

GAAP net loss was $(7.7) million, or $(0.55) per diluted share, compared to $(4.1) million, or $(0.29) per diluted share in the second quarter of fiscal 2022. Non-GAAP net loss was $(5.6) million, or $(0.40) per diluted share, compared to $(3.1) million, or $(0.22) per diluted share in the second quarter of fiscal 2022.

Adjusted EBITDA loss was $(1.5) million, compared to $(0.9) million in the second quarter of fiscal 2022.

Balance Sheet Summary

As of March 31, 2023, Surmodics reported $19.2 million in cash and cash equivalents, $5.0 million in outstanding borrowings on its $25.0 million revolving credit facility, and $25.0 million in outstanding borrowings on its term loan facility. Additional draws on the term loan facility may be made in $10.0 million minimum increments, up to a total of $75.0 million through December 31, 2024. A second tranche of up to $25.0 million on the term loan facility may be available through December 31, 2024 at the lender’s option. Surmodics reported $5.8 million of cash used in operating activities and $0.7 million in capital expenditures in the second quarter of fiscal 2023.

Surmodics Second Quarter Fiscal 2023 Results

Fiscal Year 2023 Financial Guidance

Surmodics now expects fiscal year 2023 total revenue to range from $103 million to $106 million, representing an increase of 3% to 6% compared to the prior year. The company’s prior guidance called for fiscal year 2023 total revenue to range from $102 million to $106 million, representing an increase of 2% to 6% compared to the prior year.

The company now expects fiscal 2023 GAAP diluted loss per share to range from $(2.30) to $(2.00). The company’s prior guidance called for fiscal 2023 GAAP diluted loss per share to range from $(2.40) to $(2.00).

Non-GAAP diluted loss per share in fiscal 2023 is expected to range from $(1.98) to $(1.68). The company’s prior guidance called for fiscal 2023 Non-GAAP diluted loss per share in fiscal 2023 to range from $(2.09) to $(1.69).

As has been the company’s practice with past guidance, revenue from regulatory-related milestones, such as upon receipt of PMA for the SurVeil DCB, is not included in guidance until after they are achieved.

Conference Call Today at 7:00 a.m. CT (8:00 a.m. ET)

Surmodics is hosting a live webcast at 7:00 a.m. CT (8:00 a.m. ET) today to discuss second quarter of fiscal 2023 financial results and accomplishments, and to host a question-and-answer session. To access the webcast, please go to “Events & Presentations” under the “Investors” section of the company’s website at https://surmodics.gcs-web.com/events-and-presentations, and click on the webcast icon under “Upcoming Events.” To listen to the live teleconference, dial 877-407-8293 (international callers may dial 201-689-8349) and provide access ID: 13738081.

An audio replay of the conference call will be available beginning at 11:00 a.m. CT on Wednesday, April 26, until 11:00 a.m. CT on Wednesday, May 10, and can be accessed by dialing 877-660-6853 (international callers may dial 201-612-7415) and entering access ID: 13738081. In addition, the webcast and transcript will be archived on the company’s website following the call.

About Surmodics, Inc.

Surmodics, Inc. is a leading provider of performance coating technologies for intravascular medical devices and chemical and biological components for in vitro diagnostic immunoassay tests and microarrays. Surmodics also develops and commercializes highly differentiated vascular intervention medical devices that are designed to address unmet clinical needs and engineered to the most demanding requirements. This key growth strategy leverages the combination of the company’s expertise in proprietary surface modification and drug-delivery coating technologies, along with its device design, development and manufacturing capabilities. The company’s mission is to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota.

Safe Harbor for Forward-looking Statements

This press release, and disclosures related to it, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements regarding: submitting an amended PMA application in an approvable form, including not needing additional biocompatibility studies to do so, and the expected timing for submitting an amended PMA application; receiving premarket approval for the SurVeil DCB, the timing thereof, and providing future updates on our progress; our pipeline of prospective customers for Sublime radial and Pounce arterial thrombectomy platforms; our future prospects; enhanced, sustainable long-term growth and value creation; our expectation of significant growth and contribution potential from our Sublime radial and Pounce arterial thrombectomy platforms and their expected year-over-year growth rate for full fiscal 2023; expanding and enhancing the portfolio managed by our direct sales force, including expanding our existing clinical indications with the development of new additions to our portfolio; the potential to bring innovations in complex coronary arterial procedures to peripheral interventions; gaining physician feedback on our microcatheter product and progressing towards limited market introductions of the product portfolio; our expectations related to the PROWL U.S. registry study and expectation of sharing interim data therefrom; the ability of the Pounce arterial thrombectomy system to penetrate its market; our fiscal 2023 financial guidance and related assumptions, including assumptions in our revenue guidance provided for modeling purposes, expected revenue growth rates, expected license fee revenue related to the SurVeil DCB, expected product gross

Surmodics Second Quarter Fiscal 2023 Results

margins for the remainder of fiscal 2023 and factors that we expect to impact product gross margins, expected operating expenses, expected interest expense, expected tax expense, expected cash use for the third and fourth quarters and for the full year of fiscal 2023; the results of actions to reduce our planned use of cash through the remainder of fiscal 2023; future catalysts with the potential to accelerate our future growth and financial performance; our expected cash balance at the end of fiscal 2023; our anticipated focus on advancing the initial commercialization of our Sublime radial and Pounce arterial thrombectomy platforms, securing FDA approval for our SurVeil DCB, and driving revenue and cash flow from our Medical Device performance coating offerings and In Vitro Diagnostics business; our commitment to reducing our use of cash over time; the expected reduction in planned cash use for the remainder of fiscal 2023 from our spending reduction plan, and the sources of the expected spending reduction; our fiscal 2023 strategic objectives; driving strong commercial and operational progress as we enter the second half of fiscal 2023; our commitment to demonstrating prudent expense management and disciplined capital allocation, as we pursue long-term revenue growth and value creation; and our intent to file a shelf registration statement with the Securities and Exchange Commission (“SEC”), are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, without limitation: (1) our ability to successfully develop and commercialize our SurVeil DCB (including realization of the full potential benefits of our agreement with Abbott), Avess™ DCB, Sundance™ DCB, and other proprietary products; (2) whether and when the FDA grants PMA to the SurVeil DCB; (3) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market, and sell products incorporating our technologies; (4) possible adverse market conditions and possible adverse impacts on our cash flows; (5) our ability to successfully and profitably commercialize our vascular intervention products; (6) current and future supply chain constraints; (7) whether our operating expenses are effective in generating profitable revenues; (8) disruptions to our business from our plan to reduce our use of cash announced in the second quarter of fiscal 2023, the failure of such plan to achieve its objectives, or cost and expenses associated with such plan; and (9) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and subsequent SEC filings. These reports are available in the Investors section of our website at https://surmodics.gcs-web.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including EBITDA and Adjusted EBITDA, non-GAAP operating loss, non-GAAP operating loss percentage, non-GAAP loss before income taxes, non-GAAP net loss, and non-GAAP loss per diluted share. We believe that these non-GAAP measures, when read in conjunction with the company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payouts under our executive compensation programs. We also are providing guidance on a range of non-GAAP loss per diluted share for fiscal 2023. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics Second Quarter Fiscal 2023 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Revenue:
Product sales	$15,350	$13,964	$29,584	$26,308
Royalties and license fees	9,429	9,844	18,194	17,943
Research, development and other	2,419	2,298	4,353	4,858
Total revenue	27,198	26,106	52,131	49,109
Operating costs and expenses:
Product costs	5,738	5,107	11,005	9,604
Research and development	12,924	13,712	25,667	25,375
Selling, general and administrative	12,970	11,116	26,209	20,311
Acquired intangible asset amortization	867	1,071	1,780	2,160
Restructuring expense	1,282	—	1,282	—
Total operating costs and expenses	33,781	31,006	65,943	57,450
Operating loss	(6,583)	(4,900)	(13,812)	(8,341)
Other expense, net	(782)	(102)	(1,561)	(179)
Loss before income taxes	(7,365)	(5,002)	(15,373)	(8,520)
Income tax (expense) benefit	(368)	919	(203)	1,625
Net loss	$(7,733)	$(4,083)	$(15,576)	$(6,895)

Basic net loss per share	$(0.55)	$(0.29)	$(1.11)	$(0.50)
Diluted net loss per share	$(0.55)	$(0.29)	$(1.11)	$(0.50)

Weighted average number of shares outstanding:
Basic	14,030	13,917	14,010	13,896
Diluted	14,030	13,917	14,010	13,896

Surmodics Second Quarter Fiscal 2023 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	September 30,
	2023	2022
Assets	(Unaudited)	(See Note)
Current Assets:
Cash and cash equivalents	$19,180	$18,998
Accounts receivable, net	12,120	10,452
Contract assets — royalties and license fees	7,866	7,116
Inventories, net	13,767	11,819
Prepaids and other	8,311	9,202
Total Current Assets	61,244	57,587
Property and equipment, net	27,614	27,148
Intangible assets, net	28,726	28,145
Goodwill	43,823	40,710
Other assets	4,756	4,769
Total Assets	$166,163	$158,359
Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings	$—	$10,000
Deferred revenue	3,346	4,160
Other current liabilities	15,784	17,919
Total Current Liabilities	19,130	32,079
Long-term debt, net	29,303	—
Deferred revenue	3,409	5,088
Other long-term liabilities	11,767	12,800
Total Liabilities	63,609	49,967
Total Stockholders’ Equity	102,554	108,392
Total Liabilities and Stockholders’ Equity	$166,163	$158,359

Note: Derived from audited financial statements as of the date indicated.

Surmodics Second Quarter Fiscal 2023 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

(Unaudited)

	Six Months Ended March 31,
	2023	2022
Operating Activities:
Net loss	$(15,576)	$(6,895)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,214	4,696
Stock-based compensation	3,747	3,399
Deferred taxes	(217)	(1,577)
Other	730	420
Change in operating assets and liabilities:
Accounts receivable and contract assets	(2,346)	(2,097)
Inventories	(1,948)	(2,711)
Prepaids and other	(1,582)	(1,899)
Accounts payable	279	487
Accrued liabilities	(4,064)	(2,035)
Income taxes	2,629	(508)
Deferred revenue	(2,493)	(2,506)
Net cash used in operating activities	(16,627)	(11,226)
Investing Activities:
Purchases of property and equipment	(1,700)	(1,937)
Maturities of available-for-sale securities	—	7,600
Net cash (used in) provided by investing activities	(1,700)	5,663
Financing Activities:
Payments of short-term borrowings	(10,000)	—
Proceeds from issuance of long-term debt	29,664	—
Payments of debt issuance costs	(611)	—
Issuance of common stock	803	741
Payments for taxes related to net share settlement of equity awards	(872)	(901)
Payments for acquisition of in-process research and development	(978)	(500)
Net cash provided by (used in) financing activities	18,006	(660)
Effect of exchange rate changes on cash	503	(218)
Net change in cash and cash equivalents	182	(6,441)
Cash and Cash Equivalents:
Beginning of period	18,998	31,153
End of period	$19,180	$24,712

Surmodics Second Quarter Fiscal 2023 Results

Surmodics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Medical Device Revenue
Product sales	$7,914	$6,441	$16,294	$13,229
Royalties	8,073	8,358	15,482	15,244
License fees	1,356	1,486	2,712	2,699
Research, development and other	2,364	2,168	4,237	4,189
Medical Device revenue	19,707	18,453	38,725	35,361
In Vitro Diagnostics Revenue
Product sales	7,436	7,523	13,290	13,079
Research, development and other	55	130	116	669
In Vitro Diagnostics revenue	7,491	7,653	13,406	13,748
Total Revenue	$27,198	$26,106	$52,131	$49,109

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Operating (loss) income:
Medical Device	$(7,059)	$(5,612)	$(14,294)	$(9,404)
In Vitro Diagnostics	3,636	3,720	6,584	6,875
Total segment operating (loss) income	(3,423)	(1,892)	(7,710)	(2,529)
Corporate	(3,160)	(3,008)	(6,102)	(5,812)
Total operating (loss) income	$(6,583)	$(4,900)	$(13,812)	$(8,341)

Surmodics Second Quarter Fiscal 2023 Results

Surmodics, Inc. and Subsidiaries
Reconciliation of GAAP Measures to Non-GAAP Amounts
Schedule of EBITDA and Adjusted EBITDA
(in thousands)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Net loss	$(7,733)	$(4,083)	$(15,576)	$(6,895)
Income tax expense (benefit)	368	(919)	203	(1,625)
Depreciation and amortization	2,092	2,320	4,214	4,696
Interest expense, net	884	129	1,710	265
Investment income, net	(177)	(25)	(349)	(51)
EBITDA	(4,566)	(2,578)	(9,798)	(3,610)

Adjustments:
Stock-based compensation expense	1,782	1,719	3,747	3,399
Restructuring expense (1)	1,282	—	1,282	—
Adjusted EBITDA	$(1,502)	$(859)	$(4,769)	$(211)

Surmodics, Inc. and Subsidiaries

Guidance Reconciliation: Estimated Non-GAAP Diluted EPS
For the Fiscal Year Ending September 30, 2023

(Unaudited)

	Fiscal 2023 Full-Year Estimate
	Low	High
GAAP Diluted EPS	$(2.30)	$(2.00)
Amortization of acquired intangibles per diluted share (2)	0.23	0.23
Restructuring expense per diluted share (1)	0.09	0.09
Non-GAAP Diluted EPS	$(1.98)	$(1.68)
Diluted weighted average shares outstanding	14,030

Surmodics Second Quarter Fiscal 2023 Results

Surmodics, Inc. and Subsidiaries

Net Loss and Diluted EPS GAAP to Non-GAAP Reconciliation

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2023
	Revenue	Operating Loss		Loss Before Income Taxes	Net Loss (3)	Diluted EPS
GAAP	$27,198	$(6,583)	(24.2)%	$(7,365)	$(7,733)	$(0.55)
Adjustments:
Amortization of acquired intangible assets (2)	—	867	3.2%	867	802	0.06
Restructuring expense (1)	—	1,282	4.7%	1,282	1,282	0.09
Non-GAAP	$27,198	$(4,434)	(16.3)%	$(5,216)	$(5,649)	$(0.40)
Diluted weighted average shares outstanding (4)						14,030

	Three Months Ended March 31, 2022
	Revenue	Operating Loss		Loss Before Income Taxes	Net Loss (3)	Diluted EPS
GAAP	$26,106	$(4,900)	(18.8)%	$(5,002)	$(4,083)	$(0.29)
Adjustments:
Amortization of acquired intangible assets (2)	—	1,071	4.1%	1,071	973	0.07
Non-GAAP	$26,106	$(3,829)	(14.7)%	$(3,931)	$(3,110)	$(0.22)
Diluted weighted average shares outstanding (4)						13,917

	Six Months Ended March 31, 2023
	Revenue	Operating Loss		Loss Before Income Taxes	Net Loss (3)	Diluted EPS
GAAP	$52,131	$(13,812)	(26.5)%	$(15,373)	$(15,576)	$(1.11)
Adjustments:
Amortization of acquired intangible assets (2)	—	1,780	3.4%	1,780	1,654	0.12
Restructuring expense (1)	—	1,282	2.5%	1,282	1,282	0.09
Non-GAAP	$52,131	$(10,750)	(20.6)%	$(12,311)	$(12,640)	$(0.90)
Diluted weighted average shares outstanding (4)						14,010

	Six Months Ended March 31, 2022
	Revenue	Operating Loss		Loss Before Income Taxes	Net Loss (3)	Diluted EPS
GAAP	$49,109	$(8,341)	(17.0)%	$(8,520)	$(6,895)	$(0.50)
Adjustments:
Amortization of acquired intangible assets (2)	—	2,160	4.4%	2,160	1,963	0.15
Non-GAAP	$49,109	$(6,181)	(12.6)%	$(6,360)	$(4,932)	$(0.35)
Diluted weighted average shares outstanding (4)						13,896

Surmodics Second Quarter Fiscal 2023 Results

(1)
Restructuring expense consists of severance and related costs specifically associated with a workforce restructuring implemented in the second quarter of fiscal 2023.
(2)
Represents amortization of business acquisition-related intangible assets and associated tax impact. A significant portion of the business acquisition-related amortization is not tax deductible.
(3)
Net loss includes the effect of the above adjustments on income tax (expense) benefit, taking into account deferred taxes net of valuation allowances, as well as non-deductible items. Income tax impacts were estimated using the applicable statutory rate (21% in the U.S. and 12.5% in Ireland).
(4)
Diluted weighted average shares outstanding used in the calculation of EPS was the same for GAAP EPS and Non-GAAP EPS. Potentially dilutive common shares resulting from dilutive common stock options and non-vested stock relating to restricted stock awards and restricted stock units have been excluded from the calculation of EPS as their effect was antidilutive for the three and six months ended March 31, 2023 and 2022 as a result of the net loss for these periods.

Surmodics Investor Inquiries

Jack Powell, Investor Relations

ir@surmodics.com